FIS Trust 485BPOS

Exhibit 99(i)

October 28, 2026

FIS Trust

8080 North Central Expressway

Suite 1700

Dallas, Texas 7520

Dear Board Members:

A legal opinion (the “Legal Opinion”) that we prepared with respect to the FIS Trust (the “Registrant”) was filed with the Securities and Exchange Commission as Exhibit (i) to Post-Effective Amendment No. 17 to the FIS Trust’s Registration Statement on Form N-1A (File Nos. 333- 288251 and 811- 24099), via EDGAR Accession No. 0001999371-26-021453 on September 28, 2026.

We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 21 under the Securities Act of 1933 (Amendment No. 25 under the Investment Company Act of 1940) (the “Amendment”) and consent to all references to us in the Amendment.

Very Truly Yours,

/s/ Thompson Hine LLP
THOMPSON HINE LLP

 Bibb.Strench@thompsonhine.com Fax: 202.331.8330 Phone: 202.973.2727

1999 K Street NW, Suite 600 Washington, D.C. 20006	www.ThompsonHine.com O: 202.331.8800 F: 202.331.8330